Exhibit 10.3

ENVIRONMENTAL INDEMNITY

made by

ARC NYC570SEVENTH, LLC,
as Borrower

and

NEW YORK CITY REIT, INC.,
as Guarantor,

in favor of

CAPITAL ONE, NATIONAL ASSOCIATION,
as Administrative Agent on behalf of certain Lenders

Dated as of April 26, 2019

ENVIRONMENTAL INDEMNITY

This ENVIRONMENTAL INDEMNITY (“Indemnity”), dated as of April 26, 2019, is made jointly and severally by ARC NYC570SEVENTH, LLC, a Delaware limited liability company, having an address at c/o AR Global, 405 Park Avenue, 14th Floor New York, NY 10022, Attention: General Counsel (“Borrower”), and NEW YORK CITY REIT, INC., a Maryland corporation, having an address at c/o AR Global, 405 Park Avenue, New York, NY 10022, Attention: Michael Anderson, Esq. (“Guarantor”; together with Borrower, individually and collectively, “Indemnitor”), in favor of CAPITAL ONE, NATIONAL ASSOCIATION, as administrative agent on behalf of the Lenders (as defined below) (together with its successors and assigns, hereinafter referred to as “Administrative Agent”).

RECITALS:

A.          Pursuant to that certain Loan Agreement dated as of the date hereof (as the same may be amended, modified, supplemented or replaced from time to time, the “Loan Agreement”) by and among Borrower, Administrative Agent, and the lenders party thereto (the “Lenders”), Lenders have agreed to make a loan (the “Loan”) to Borrower in an aggregate principal amount of up to $55,000,000.00, subject to the terms and conditions of the Loan Agreement;

B.          As a condition to the Lenders’ making the Loan, Administrative Agent and the Lenders are requiring that Indemnitor execute and deliver to Administrative Agent and the Lenders this Indemnity; and

C.          Guarantor hereby acknowledges that Guarantor will materially benefit from the Lenders’ making the Loan;

NOW, THEREFORE, in consideration of the premises set forth herein and as an inducement for and in consideration of the agreement of the Lenders to make the Loan pursuant to the Loan Agreement, Indemnitor hereby agrees, covenants, represents and warrants to Administrative Agent and the Lenders as follows:

1.          Definitions.

“Administrative Agent’s Belief of a Release or Violation” shall mean Administrative Agent’s good faith judgment that (a) there has been or there is a threatened Hazardous Substance Release on or from the Property or (b) Borrower or the Property is in violation of any applicable Environmental Law.

“Environmental Activity” shall mean any treatment, manufacturing, refining, storage, existence, release, generation, production, processing, abatement, removal, disposal, handling or transportation of any Hazardous Substances from, into or on the Property.

“Environmental Law(s)” shall mean all Legal Requirement pertaining to or imposing liability or standards of conduct concerning environmental regulation, contamination, pollution, or clean-up, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, the Emergency Planning and Community Right-to-Know Act of 1986, the Hazardous Substances Transportation Act, the Solid Waste Disposal Act, the Clean Water Act, the Clean Air Act, the Toxic Substance Control Act, the Safe Drinking Water Act, the Occupational Safety and Health Act, any state super-lien and environmental clean-up statutes (including with respect to Toxic Mold), any local law requiring related permits and licenses and all amendments to and regulations in respect of the foregoing laws.

“Environmental Report” shall mean that certain Phase I Environmental Assessment dated as of March 7, 2019, prepared by Nova Consulting Group, Inc.

“Hazardous Substances” shall mean any hazardous, toxic and/or dangerous substances (including Toxic Mold), in each case which are regulated by Environmental Laws, and any other substances or materials which are included under or regulated by Environmental Laws.

“Hazardous Substances Release” shall mean any release, spill, leak, pumping, pouring, emitting, emptying, discharge, injection, escaping, leaching, dumping or disposing into the environment (air, land or water) of any Hazardous Substances, including, without limitation, by means of any contamination, leaking, corrosion or rupture of or from any Tank(s), which is in violation of Environmental Laws.

“Indemnified Persons” or “Indemnified Parties” shall mean Administrative Agent, the Lenders, and their respective parents, subsidiaries and Affiliates, attorneys, participants and each of their officers, directors, members, managers, partners, agents, employees, trustees, receivers, executors and administrators, and the heirs, successors and assigns of all of the foregoing.

“Losses” shall mean any and all losses, liabilities, damages, obligations, claims, actions, suits, proceedings, disbursements, settlement payments, penalties, reasonable, out-of-pocket costs and expenses (including, without limitation, reasonable attorneys’ fees, disbursements and costs and all other reasonable fees and expenses of any other professionals or consultants actually paid) (but excluding punitive, special, speculative, or consequential damages) in connection with or arising out of or relating to (a) any Regulatory Actions, whether or not any suit, action or proceeding is commenced or threatened, (b) the preparation of all feasibility studies and the obtaining of all permits and licenses required for the Property and required by, or undertaken in order to comply with, the requirements of any Governmental Authority or quasi-Governmental Authority, (c) the existence of a Hazardous Substance Release from the Property and/or the Property’s violation of any applicable Environmental Law, and (d) the removal, discharge and satisfaction of all liens, encumbrances, restrictions on the Property relating to the foregoing.

“Regulatory Actions” shall mean any notice, summons, citation, directive, investigation, litigation, proceeding, inquiry, lien, encumbrance or restriction, settlement, remedial response, clean-up or closure arrangement or any other remedial obligations by or with any Governmental Authority in relation to Environmental Activity related to the Property.

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“Tank(s)” shall mean any underground or above-ground storage tanks, pipes or pipelines under or on the Property for the storage or transportation of Hazardous Substances, including, without limitation, heating oil, fuel oil, gasoline and/or other petroleum products, whether such tanks, pipes or pipelines are in operation, not operational, closed or abandoned.

“Toxic Mold” shall mean toxic mold or fungus of a type that may pose a risk to human health or the environment or would negatively impact the value of the Property.

“Use” shall mean ownership, use, development, construction, maintenance, management, operation or occupancy.

All capitalized terms used in this Indemnity and not otherwise defined herein shall have the respective meanings ascribed thereto in the Loan Agreement.

2.          Representations of Indemnitor. Indemnitor represents and warrants to Administrative Agent and the Lenders that as of the date hereof and , except as may otherwise be disclosed in any Environmental Report: (a) to the best of Indemnitor’s knowledge, Borrower has not used Hazardous Substances at or affecting the Property in any manner which violates any Environmental Laws; (b) to the best of Indemnitor’s knowledge, after due inquiry, no current owner, tenant, subtenant, occupant or operator of the Property has engaged in any Environmental Activity which violates any Environmental Laws; (c) to the best of Indemnitor’s knowledge, the Use of the Property for its intended purpose will not result in any Environmental Activity in violation of any Environmental Laws; (d) to the best of Indemnitor’s knowledge, Borrower has not otherwise engaged and does not intend to engage in any Environmental Activity in relation to the Property in violation of Environmental Laws; and (e) (i) to the best of Indemnitor’s knowledge, no Environmental Activity has occurred at any time in relation to the Property, in violation of Environmental Laws, (ii) to the best of Indemnitor’s knowledge, no notice, order, directive, complaint or other communication has been made or issued by any governmental authority or any other person to any person alleging the occurrence of any Environmental Activity in violation of any Environmental Laws, and to the best of Indemnitor’s knowledge, no investigations, inquiries, orders, hearings, actions or other proceedings by or before any governmental authority are pending or threatened in writing in connection with any Environmental Activity or alleged Environmental Activity, and (iii) to the best of Indemnitor’s knowledge, there are no judgments and no actions or proceedings pending by or against Borrower before any court or administrative agency in connection with any Environmental Activity; (f) intentionally omitted; (g) to the best of Indemnitor’s knowledge, no Hazardous Substances are present in, on or under any nearby real property which could migrate to or otherwise affect the Property and there has not been any Hazardous Substances Release in violation of Environmental Laws on, from or affecting the Property which has not heretofore been fully remediated to the extent required by Environmental Laws; (h) to the best of Indemnitor’s knowledge, neither the Property nor Borrower, with respect to the Property, is subject to any past, existing, pending or, to the best of Indemnitor’s knowledge, threatened in writing Regulatory Actions under, or in violation of, any Environmental Laws or in connection with any Environmental Activity; (i) intentionally omitted; (j) to the best of Indemnitor’s knowledge, the Property does not contain any Tanks; (k) no Person has given any written notice to Borrower or Indemnitor (or to the best of Indemnitor’s knowledge any of their respective agents, contractors or representatives) or, to the best of Indemnitor’s knowledge, asserted any claim, cause of action, penalty, cost or demand for payment or compensation or Losses against Borrower, or Indemnitor with respect to the Property, involving any injury or threatened injury to human health, the environment or natural resources, or resulting or allegedly resulting from any Environmental Activity and, to the best of Indemnitor’s knowledge, no basis for such a claim exists; (l) intentionally omitted; (m) to the best of Indemnitor’s knowledge, the Environmental Report does not contain any untrue statements of a material fact or omit to state a material fact necessary to make any statement contained therein or herein, in light of the circumstances under which such statements were made, not misleading; (n) there are no judgments and no actions or proceedings pending by or against Borrower before any court or administrative agency, in connection with any Environmental Activity; and (o) Indemnitor does not know of any facts or circumstances which would make any of the representations and warranties contained herein (the “Environmental Representations”) untrue or misleading in any material respect.

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3.          Covenants of Indemnitor.

(a)          Indemnitor covenants and agrees that so long as Borrower owns the Property: (i) Indemnitor shall use commercially reasonable efforts to keep or cause the Property to be kept free of Hazardous Substances and not cause or permit the Property to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, produce or process Hazardous Substances except, in each case, in compliance with all Environmental Laws; (ii) Indemnitor shall use commercially reasonable efforts to ensure compliance by all tenants, owners, operators and occupants, if any, of the Property with all Environmental Laws and will use commercially reasonable diligent efforts to ensure that all such tenants, owners, operators and occupants obtain and comply with any and all required approvals, registration or permits in connection with Environmental Laws for the Property; (iii) Indemnitor shall not store, utilize, generate, treat, transport or dispose (or acquiesce in the storage, utilization, generation, transportation, treatment or disposal of) any Hazardous Substances on, at, or from the Property except in accordance with all Environmental Laws; (iv) Indemnitor shall within thirty (30) days, notify Administrative Agent in writing of (A) the storage, presence, utilization, generation, transportation or disposal of any Hazardous Substances in violation of Environmental Laws on, under, or emanating from the Property other than in the ordinary course of business of Borrower or tenants under the Leases and in accordance with all applicable Environmental Laws, upon obtaining knowledge thereof, (B) intentionally omitted and (C) the occurrence of any Hazardous Substances Release, or any pending or threatened in writing Regulatory Actions, or any written claims made by any Governmental Authority or third party, relating to any Hazardous Substances or Hazardous Substances Release on or from the Property; (v) upon Administrative Agent’s reasonable request, at any time and from time to time (but not more than once per year), Indemnitor shall provide Administrative Agent, without any liability on the part of Administrative Agent or any Lender, with an environmental site inspection or environmental audit report, or an update of such assessment or report, of the Property prepared by a licensed hydrogeologist, licensed environmental engineer or qualified environmental engineering firm reasonably approved by Administrative Agent at Administrative Agent’s cost and expense, in scope, form and content reasonably satisfactory to Administrative Agent, assessing the presence or absence of Hazardous Substances on, in or near the Property and the potential cost in connection with any Remediation (it being understood that such inspections may include soil gas monitoring, if Indemnitor fails to provide any such inspection or audit within thirty (30) days after such request, Administrative Agent (for the account of the Lenders) may order same, and Borrower hereby grants to Administrative Agent and its employees access to the Property and a license to undertake such inspection or audit), and if the report or inspection determines that a Release or Violation exists, such environmental inspection or audit, then the cost and expense of such audit or inspection shall be paid by Indemnitor; (vi) Indemnitor shall reasonably promptly furnish Administrative Agent with copies of any correspondence or legal pleadings or documents in connection with any matter referenced in subdivision (iv) above, and keep Administrative Agent or cause Administrative Agent to be kept apprised of the status of, and any material developments in connection with, such matters;; (vii) Indemnitor shall not, without Administrative Agent’s prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned, enter into any settlement agreement, consent decree or other compromise with respect to any Regulatory Action or other claim, action or proceeding relating to Hazardous Substances in relation to the Property for which Indemnitor does not have the funds available to pay or which may adversely affect the lien of the Loan Documents on the Property; and (viii) in the event of any storage, presence, utilization, generation, transportation, treatment or disposal of Hazardous Substances on or at the Property in a manner which violates any Environmental Laws, or in the event of any Hazardous Substances Release on or from the Property, Indemnitor shall take all reasonable actions to Remediate the Property (A) at the direction of any Governmental Authority, (B) as required to cause the Property to be in compliance with Environmental Laws, or (C) as shall otherwise be required by Administrative Agent in response to the report of a licensed hydrogeologist, licensed environmental engineer or other qualified environmental consulting firm engaged by Administrative Agent confirming that there has been a Hazardous Substances Release or violation of Environmental Law (any such party, the “Administrative Agent’s Consultant”).

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(b)          Upon becoming aware of the presence of mold or fungus at the Property, Indemnitor shall (i) promptly undertake a commercially reasonable investigation to identify the source(s) of such mold or fungus and shall develop and implement an appropriate remediation plan to reduce or eliminate the presence of any Toxic Mold, (ii) perform or cause to be performed all acts reasonably necessary for the remediation of any Toxic Mold (including taking any action necessary to clean and disinfect any portions of the Property affected by Toxic Mold, including providing any necessary moisture control systems at the Property), and (iii) provide evidence of the same to Administrative Agent of the foregoing. Indemnitor shall permit Administrative Agent and the Lenders to join and participate in, as a party if it so elects, any legal or administrative proceedings or other actions initiated with respect to the Property in connection with any violation of any Environmental Law or Hazardous Substances Release, and Indemnitor shall pay all reasonable attorneys’ fees and disbursements incurred by Administrative Agent and the Lenders in connection therewith.

(c)          The terms “Remediate” and “Remediation”, as used herein, shall include, without limitation, the investigation of the environmental condition of the Property, the preparation of any feasibility studies, reports or remedial plans, and the performance of any cleanup, abatement, removal, remediation, containment, operation, maintenance, monitoring or restoration work relating to the presence or suspected presence of Hazardous Substances on, under, or emanating from the Property in violation of Environmental Laws. All such work shall be performed by one or more contractors selected by Indemnitor and approved in advance and in writing by Administrative Agent, which approval shall not be unreasonably withheld, delayed or conditioned. Indemnitor shall proceed with any required investigatory and remedial actions, in accordance with all applicable requirements of all Environmental Laws. Any such actions shall be performed in a good, safe and workmanlike manner and Indemnitor shall use commercially reasonable efforts to minimize any impact on the business at the Property. Indemnitor shall promptly provide to Administrative Agent copies of testing results and reports that are generated in connection with the Remediation. If Indemnitor shall fail to proceed with such Remediation in accordance with any Environmental Laws or to otherwise comply with all applicable Environmental Laws and the rules, regulations, orders and directives promulgated or issued pursuant thereto within the applicable cure periods (subject to additional period(s) of time within which to cure such failure to complete such Remediation, if any, which are available pursuant to applicable Environmental Laws, rules, regulations, orders or directions promulgated or issued pursuant thereto) the same shall constitute an Event of Default hereunder and under the Loan Agreement entitling Administrative Agent and the Lenders to all rights and remedies under the Loan Documents. Without limiting the foregoing, upon an Event of Default beyond notice and cure, Administrative Agent may, but shall not be obligated to, do whatever is commercially reasonably necessary to eliminate such Hazardous Substances from the Property, to the extent required by Environmental Laws, or otherwise comply with applicable Environmental Laws and the rules, regulations, orders and directives, acting either in its own name or in the name of Indemnitor pursuant to this Section, and the actual cost thereof shall be part of the indebtedness secured by the Loan Documents and shall become immediately due and payable after ten (10) Business Days’ written notice thereof. In addition to and without limiting Administrative Agent’s and the Lenders’ rights pursuant to the Loan Documents, Borrower shall give to Administrative Agent, the Lenders, and their respective agents and employees reasonable access to the Property, on reasonable advance notice, for such purposes and hereby specifically grants to Administrative Agent a license to remove the Hazardous Substances to the extent required by Environmental Laws and the rules, regulations, orders, and directives, acting either in its own name or in the name of Borrower pursuant to this Section.

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(d)          Borrower shall commence all Remediation required under this Indemnity or the Loan Agreement within thirty (30) days after written demand by Administrative Agent and thereafter diligently prosecute to completion all such Remediation within such period of time as may be required under applicable Legal Requirements. All Remediation shall be performed by licensed contractors approved in advance by Administrative Agent, which approval shall not be unreasonably withheld, delayed, or conditioned, and under the supervision of a consulting engineer approved by Administrative Agent, which approval shall not be unreasonably withheld, delayed, or conditioned. All costs of such Remediation shall be paid by Indemnitor, including Administrative Agent’s reasonable attorneys’ fees and disbursements incurred in connection with the monitoring or review of such Remediation. If Borrower does not timely commence and diligently prosecute to completion the Remediation, Administrative Agent may (but shall not be obligated to) cause such Remediation to be performed at Indemnitor’s expense. Notwithstanding the foregoing, Borrower shall not be required to commence such Remediation within the above specified time period: (i) if prevented from doing so by any Governmental Authority, (ii) if commencing such Remediation within such time period would result in Indemnitor or such Remediation violating any Environmental Law, or (iii) if Indemnitor, at its expense and after prior written notice to Administrative Agent, is contesting by appropriate legal, administrative or other proceedings, conducted in good faith and with due diligence, the need to perform Remediation. Borrower shall have the right to contest the need to perform such Remediation, provided that, (A) Borrower is permitted by the applicable Environmental Laws to delay performance of the Remediation pending such proceedings, (B) neither the Property nor any part thereof or interest therein will be sold, forfeited or lost if Borrower fails to promptly perform the Remediation being contested, and if Borrower fails to prevail in contest, Borrower would thereafter have the opportunity to perform such Remediation, and (C) Administrative Agent would not, by virtue of such permitted contest, be exposed to any risk of any civil liability for which Indemnitor has not furnished additional security, or to any risk of criminal liability, and neither the Property nor any interest therein would be subject to the imposition of any Lien for which Indemnitor has not furnished additional security, as a result of the failure to perform such Remediation.

(e)          Indemnitor shall not install or permit to be installed on the Property any Tank.

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4.          Indemnity by Indemnitor. Indemnitor hereby jointly and severally indemnifies, protects, defends (with counsel reasonably satisfactory to Administrative Agent) and holds the Indemnified Persons harmless from and against the full amount of any and all Losses actually suffered or incurred by an Indemnified Person arising from, in respect of, as a consequence of (whether foreseeable or unforeseeable) or in connection with any Environmental Activity on the Property or with the presence, use, storage, disposal, generation, transportation or treatment of any Hazardous Substance in violation of any Environmental Laws at, on, under or related to the Property, whether or not originating or emanating from the Property, including, without limitation, the following: (a) the occurrence of any Environmental Activity or any failure of Indemnitor to comply with all Environmental Laws relating to the Property; (b) any failure of any Environmental Representation to be true and correct as of the date of this Indemnity; (c) any failure of Indemnitor to perform any covenant set forth in Section 3 hereof; (d) violation of any Environmental Law in relation to the Property; and (e) claims asserted by any Person (including, without limitation, any Governmental Authority or quasi-Governmental Authority, board, bureau, commission, department, instrumentality or public body, court or administrative tribunal), including, without limitation, claims under common law causes of action, in connection with the presence of Hazardous Substances or allegations of violation of Environmental Laws located at the Property. Indemnitor shall not settle any claim or matter which is the subject of the foregoing agreement of Indemnitor without Administrative Agent’s prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned. The indemnifications set forth in this Indemnity shall not be applicable to any Losses to the extent (i) occasioned by, arising from or caused by the gross negligence or willful misconduct of such Indemnified Person, its nominee or wholly owned subsidiary or their respective employees or agents and irrespective of whether occurring prior to or subsequent to the date upon which Administrative Agent, its nominee or wholly owned subsidiary acquires possession of the Property by foreclosure of the Mortgage, a sale of the Property pursuant to the provisions of the Mortgage, acceptance of one of more deeds or assignments in lieu of foreclosure or sale or otherwise, or (ii) occasioned, arising and/or caused solely as the result of any event or condition that first arises on or after the date on which (A) Administrative Agent or a Lender (or the transferee of Administrative or a Lender) acquires title or control of the Property (whether at foreclosure, sale, conveyance in lieu of foreclosure or similar transfer), (B) a receiver has been appointed for, and has taken possession of, the Property, or (C) the Loan has been repaid in full.

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5.          Costs and Expenses. Indemnitor shall pay all actual and reasonable costs, expenses and charges (including reasonable attorneys’ fees and disbursements) incurred by any Indemnified Person in connection with the enforcement of the terms of this Indemnity. The terms of Section 5.29 of the Loan Agreement are incorporated herein by reference and all references therein to Borrower shall mean Indemnitor herein for purposes of this Indemnity.

6.          Defense of Indemnified Persons. Upon demand by Administrative Agent or any assignee on behalf of any Indemnified Person, Indemnitor shall defend any investigation, action or proceeding involving any Losses which is brought or commenced against any Indemnified Person related to the Property, whether alone or together with Indemnitor, all at Indemnitor’s own cost and by counsel to be reasonably approved by the Indemnified Person. Subject to the professional and ethical obligations of counsel, Indemnitor shall not be obligated to pay for fees and disbursements of more than one counsel regardless of the number of Indemnified Parties and regardless of the number of Indemnified Parties who may elect to be represented by their own counsel unless such Indemnified Parties have adversity or separate defenses that would be materially compromised if they were to retain the same counsel.

7.          Site Visits, Observations and Testing. Subject to the limitations in this Section 7, Administrative Agent, the Lenders and any assignee and their respective agents and representatives shall have the right at any reasonable time, on reasonable advance notice, to enter and visit the Property for the purposes of observing the Property, taking and removing soil or groundwater samples, and conducting non-invasive tests on any part of the Property upon Administrative Agent’s Belief of a Release or Violation. Such parties shall have no duty, however, to visit or observe the Property or to conduct tests, and no site visit, observation or testing by any such party shall impose any liability on any such party unless such party was grossly negligent in conducting such observation or testing. In no event shall any site visit, observation or testing by any such party be a representation that Hazardous Substances are or are not present in, on or under the Property, or that there has been or shall be compliance with any Environmental Laws. Neither Indemnitor nor any other Person is entitled to rely on any site visit, observation or testing by any such party. Any such party shall give Indemnitor reasonable notice before entering the Property and such site visits, observations, testing shall be limited to once per calendar year, subject to Administrative Agent’s Belief of a Release or Violation. Any such party shall make reasonable efforts to avoid any unreasonable interference with Borrower’s use or enjoyment of the Property in exercising any rights provided in this Section.

8.          Survival of Indemnity. The provisions of this Indemnity shall continue in effect and shall survive (among other events) any payment and satisfaction of the Loan and the obligations under the Loan Documents, any termination or discharge of the Mortgage, foreclosure, a deed-in-lieu transaction, or release of any collateral for the Loan; provided, however, that if Indemnitors have satisfied the obligations of the Loan and the obligations under the Loan Documents (the date on which Indemnitors fully and finally satisfy such obligations being referred to herein as the "Satisfaction Date") and neither Lender nor any affiliate of Lender has ever taken actual or constructive possession of the Property (or any portion thereof) through either: (i) the appointment of a receiver, or (ii) any other exercise of Lender's rights and remedies following an Event of Default, then the obligations and liabilities of Indemnitors and the rights of Lender and the Indemnified Parties under this Agreement shall terminate on (x) in respect of the Borrowers, on the Satisfaction Date and (y) in respect of the Guarantor, on the third (3rd) anniversary of the Satisfaction Date (the “Termination Date”); provided that, at any time on or following the Satisfaction Date but prior to the Termination Date, the Indemnitors shall have delivered to Administrative Agent a Phase I environmental report prepared by a hydrogeologist or environmental engineer or other appropriate consultant reasonably approved by Administrative Agent confirming that there are no Hazardous Substances on, in, under or affecting all or any portion of the Property or any surrounding areas related to the Property requiring remediation or that constitute a violation of Environmental Laws.

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9.          Report Updates. Administrative Agent reserves the right at any time during the Term to conduct or require Indemnitor to conduct, at Indemnitor’s reasonable cost and expense, such environmental inspections, audits and tests of the Property as Administrative Agent shall deem reasonably necessary or advisable from time to time, utilizing a company reasonably acceptable to Administrative Agent; provided, however, that Indemnitor shall not be required to pay for such environmental inspections, audits and tests so long as: (a) no Event of Default exists under any Loan Document, and (b) such inspection, audit or test is not required by applicable Environmental Laws and (c) Administrative Agent has no cause to believe, in Administrative Agent’s sole but good faith judgment, that there has been or there is threatened a Hazardous Substance Release on or from the Property or that Borrower or the Property is in violation of any applicable Environmental Law.

10.         Joint and Several Liability. The liability of the entities comprising Indemnitor under this Indemnity shall be joint and several. In addition, the obligations of Indemnitor shall be in addition to, and shall in no manner whatsoever limit, the obligations and liabilities of Indemnitor, or any of the parties comprising the Indemnitor, under any of the Loan Documents.

11.         Unconditional Character of Obligations of Indemnitor.

(a)          Subject to Section 8 hereof, the obligations of Indemnitor hereunder shall be irrevocable, absolute and unconditional, irrespective of the validity, regularity or enforceability, in whole or in part, of the other Loan Documents or any provision thereof, or the absence of any action to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against Borrower or Indemnitor or any action to enforce the same, any failure or delay in the enforcement of the obligations of Borrower under the other Loan Documents or Indemnitor under this Indemnity, or any setoff, counterclaim, and irrespective of any other circumstances which might otherwise limit recourse against Indemnitor by Administrative Agent or the Lenders or constitute a legal or equitable discharge or defense of a guarantor or surety. After an Event of Default beyond notice and cure, Administrative Agent may enforce the obligations of Indemnitor under this Indemnity by a proceeding at law, in equity or otherwise, independent of any loan foreclosure or similar proceeding or any deficiency action against Borrower at any time, either before or after an action against the Property or any part thereof.

(b)          The obligations of Indemnitor under this Indemnity, and the rights of Administrative Agent, the Lenders and the other Indemnified Persons to enforce the same after an Event of Default beyond notice and cure by proceedings, whether by action at law, suit in equity or otherwise, shall not be in any way affected by any of the following:

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(i)       any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, receivership, conservatorship, winding up or other similar proceeding involving or affecting Borrower, the Property or any part thereof, or Indemnitor;

(ii)       intentionally omitted;

(iii)       Subject to the terms of the Loan Documents, the sale, transfer or conveyance of the Property or any interest therein to any Person, whether now or hereafter having or acquiring an interest in the Property or any interest therein and whether or not pursuant to any foreclosure, trustee sale or similar proceeding against Borrower or the Property or any interest therein;

(iv)       the conveyance to Administrative Agent, any Lender, any Affiliate of Administrative Agent or a Lender, or Administrative Agent or a Lender’s nominee of the Property or any interest therein by a deed-in-lieu of foreclosure;

(v)        the release of Borrower or any other Person from the performance or observance of any of the agreements, covenants, terms or conditions contained in any of the Loan Documents by operation of law or otherwise; or

(vi)       the release in whole or in part of any collateral for any or all of the obligations of Indemnitor hereunder or for the Loan or any portion thereof.

(c)          Except as otherwise specifically provided in this Indemnity, Indemnitor hereby expressly and irrevocably waives all defenses in an action brought by Administrative Agent to enforce this Indemnity based on claims of waiver.

(d)          Administrative Agent may deal with Borrower and Affiliates of Borrower in the same manner and as freely as if this Indemnity did not exist and shall be entitled, among other things, to grant Borrower or any other Person such extension or extensions of time to perform any act or acts as may be deemed advisable by Administrative Agent, at any time and from time to time, without terminating, affecting or impairing the validity of this Indemnity or the obligations of Indemnitor hereunder.

(e)          No compromise, alteration, extension, renewal, release or other change of, or waiver, consent, delay, omission, failure to act or other action with respect to, any liability or obligation under or with respect to, or of any of the terms, covenants or conditions of, the Loan Documents shall in any way alter, impair or affect any of the obligations of Indemnitor hereunder unless agreed to in writing by the Administrative Agent, and Indemnitor agrees that if any Loan Document is modified with Administrative Agent’s consent the obligations of Indemnitor hereunder shall automatically be deemed modified to include such modifications.

(f)          Upon an Event of Default beyond notice and cure, Administrative Agent may proceed to protect and enforce any or all of its and the Lenders’ rights under this Indemnity by suit in equity or action at law, whether for the specific performance of any covenants or agreements contained in this Indemnity or otherwise, or to take any action authorized or permitted under applicable Legal Requirements, and shall be entitled to require and enforce the performance of all acts and things required to be performed hereunder by Indemnitor. Each and every remedy of Administrative Agent and the Lenders shall, to the extent permitted by law, be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity.

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(g)          No waiver shall be deemed to have been made by Administrative Agent or any Lender of any rights hereunder unless the same shall be in writing and signed by Lender and any such waiver shall be a waiver only with respect to the specific matter involved and shall in no way impair the rights of Administrative Agent or any Lender or the obligations of Indemnitor to Administrative Agent and the Lenders in any other respect or at any other time. Without limiting the generality of the foregoing sentence but subject to applicable laws and the terms of the Loan Documents, Indemnitor hereby waives: (a) any defense based upon any legal disability; (b) any defense based upon any lack of authority of the officers, directors, partners or agents acting or purporting to act on behalf of Borrower or any principal of Borrower or any defect in the formation of Borrower or any principal of Borrower; (c) any defense based upon the application by Borrower of the proceeds of the Loan for purposes other than the purposes represented by Borrower to Administrative Agent or any Lender or intended or understood by Administrative Agent or any Lender or Indemnitor; (d) all rights and defenses that Indemnitor may have because the Debt is secured by real property; this means, among other things: (1) that Administrative Agent (on behalf of the Lenders) may collect from Indemnitor without first foreclosing on any real or personal property collateral pledged by Borrower, (2) if Administrative Agent (for the benefit of the Lenders) forecloses on any real property collateral pledged by Borrower, (A) the amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (B) Administrative Agent (for the benefit of the Lenders) may collect from Indemnitor even if Administrative Agent, by foreclosing on the real property collateral, has destroyed any right Indemnitor may have to collect from Borrower; this is an unconditional and irrevocable waiver of any rights and defenses Indemnitor may have because Borrower’s debt is secured by real property; these rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the Code of Civil intentionally omitted; (e) any defense based upon Administrative Agent’s or any Lender’s failure to disclose to Indemnitor any information concerning Borrower’s financial condition or any other circumstances bearing on Borrower’s ability to pay all sums payable under the Loan Documents; (f) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in any other respects more burdensome than that of a principal; (g) any defense based upon Administrative Agent’s or any Lender’s election, in any proceeding instituted under the Federal Bankruptcy Code, of the application of Section 1111(b)(2) of the United States Federal Bankruptcy Code or any successor statute; (h) any defense based upon any borrowing or any grant of a security interest under Section 364 of the United States Federal Bankruptcy Code or any successor statute; (i) any right of subrogation, indemnity, contribution or reimbursement, or any right to enforce any remedy which Administrative Agent or any Lender may have against Borrower and any right to participate in, or benefit from, any security for the Loan Documents, now or hereafter held by Administrative Agent or any Lender; (j) presentment, demand, protest and notice of any kind; and (k) the benefit of any statute of limitations affecting the liability of Indemnitor hereunder or the enforcement hereof. Indemnitor agrees that the payment of all sums payable under the Loan Documents or any part thereof or other act which tolls any statute of limitations applicable to the Loan Documents shall similarly operate to toll the statute of limitations applicable to Indemnitor’s liability hereunder.

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(h)         Intentionally omitted.

(i)          Indemnitor agrees that this Indemnity shall continue to be effective if at any time any payment is made by Borrower or Indemnitor to Administrative Agent or any Lender and such payment is rescinded or must otherwise be returned by Administrative Agent or any Lender (as determined by Administrative Agent in its sole and absolute discretion) upon insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, receivership, conservatorship, winding up or other similar proceeding involving or affecting Borrower or Indemnitor, all as though such payment had not been made.

(j)          In the event that Indemnitor shall advance or become obligated to pay any sums under this Indemnity or in connection with the obligations hereunder or in the event that for any reason whatsoever Borrower or any subsequent owner of the Property or any part thereof is now, or shall hereafter become, indebted to Indemnitor, Indemnitor agrees that the amount of such sums and of such indebtedness and all interest thereon shall at all times be subordinate as to the lien, the time of payment and in all other respects to all sums, including principal and interest and other amounts, at any time owed to Administrative Agent or any Lender under the Loan Documents. Nothing herein contained is intended or shall be construed to give Indemnitor any right of subrogation in or under the Loan Documents or any right to participate in any way therein, or in the right, title or interest of Administrative Agent or any Lender in or to any collateral for the Loan, notwithstanding any payments made by Indemnitor under this Indemnity, until the actual and irrevocable receipt by Administrative Agent and the Lenders of payment in full of the Debt. If any amount shall be paid to Indemnitor on account of such subrogation rights at any time when any such sums due and owing to Administrative Agent or any Lender shall not have been fully paid, upon an Event of Default beyond notice and cure, such amount shall be paid by Indemnitor to Administrative Agent for credit and application against such sums due and owing to Administrative Agent or any Lender under the Loan Documents.

(k)         Indemnitor’s obligations hereunder shall survive a foreclosure, deed-in-lieu of foreclosure or similar proceeding involving the Property and the exercise by Administrative Agent and the Lenders of any of all of their remedies pursuant to the Loan Documents.

(l)          Notwithstanding the foregoing, Indemnitors shall have no obligation to the Indemnified Parties hereunder to the extent such Losses arise from the gross negligence, illegal acts, fraud or willful misconduct of any of the Indemnified Parties after (y) a foreclosure or acceptance by any of the Indemnified Parties (or their designees or transferees) of a deed in lieu of foreclosure, or (z) any of the Indemnified Parities (or their designees or transferees) has taken possession of the Property.

12.         Entire Agreement/Amendments. This Indemnity represents the entire agreement between the parties with respect to the subject matter hereof. The terms of this Indemnity shall not be waived, altered, modified, amended, supplemented or terminated in any manner whatsoever except by written instrument signed by Administrative Agent and Indemnitor. Delivery of an executed signature page of this Indemnity by electronic transmission (including facsimile or electronic mail in “PDF” format) shall be effective as delivery of a manually executed counterpart hereof.

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13.           Successors and Assigns. Subject to the terms of the Loan Agreement, this Indemnity shall be binding upon Indemnitor, and Indemnitor’s estate, heirs, personal representatives, successors and assigns, may not be assigned or delegated by Indemnitor and shall inure to the benefit of Administrative Agent, each Lender, and their respective successors and assigns.

14.          Applicable Legal Requirements and Consent to Jurisdiction. This Indemnity shall be governed by, and construed in accordance with, the substantive laws of the State of New York. Indemnitor irrevocably (a) agrees that any suit, action or other legal proceeding arising out of or relating to this Indemnity may be brought in a court of record in the City and County of New York or in the Courts of the United States of America located in the New York, (b) consents to the jurisdiction of each such court in any such suit, action or proceeding and (c) waives any objection which it may have to the laying of venue of any such suit, action or proceeding in any of such courts and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. Indemnitor irrevocably consents to the service of any and all process in any such suit, action or proceeding by service of copies of such process to Indemnitor at its address provided in Section 19 hereof. Nothing in this Section 14, however, shall affect the right of Administrative Agent to serve legal process in any other manner permitted by law.

15.          Section Headings. The headings of the sections and paragraphs of this Indemnity have been inserted for convenience of reference only and shall in no way define, modify, limit or amplify any of the terms or provisions hereof.

16.          Severability. Any provision of this Indemnity which may be determined by any competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable Legal Requirements, Indemnitor hereby waives any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

17.          WAIVER OF TRIAL BY JURY. INDEMNITOR (AND THE INDEMNIFIED PARTIES BY ACCEPTANCE OF THIS INDEMNITY) HEREBY WAIVES THE RIGHT OF TRIAL BY JURY IN ANY LITIGATION, ACTION OR PROCEEDING ARISING HEREUNDER OR IN CONNECTION THEREWITH.

18.          Independent Obligations. The obligations of the Indemnitor under this Indemnity are separate and apart from, and in addition to, the other obligations under the Loan Documents; provided that to the extent that the Loan Agreement imposes any obligations in addition to those contained herein, the Loan Agreement shall govern and take precedence. The liability of Indemnitor under this Indemnity shall not be limited to or measured by the amount of the other obligations under the Loan Documents or any part thereof or the value of the Property. Indemnitor shall be liable for all obligations of Indemnitor under this Indemnity and a separate action may be brought and prosecuted against the Indemnitor or any of them under this Indemnity.

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19.         Notices. All notices, consents, approvals and requests required or permitted hereunder (a “Notice”) shall be given in writing and shall be effective for all purposes if either hand delivered with receipt acknowledged, or by a nationally recognized overnight delivery service (such as Federal Express), or by certified or registered United States mail, return receipt requested, postage prepaid, or by facsimile and confirmed by facsimile answer back, in each case addressed as follows (or to such other address or Person as a party shall designate from time to time by notice to the other party): If to Administrative Agent or any Indemnified Person: Capital One, National Association, 299 Park Avenue, 29th Floor, New York, New York 10019, Attention: Michael Sleece, with a copy to: Morrison & Foerster LLP, 250 West 55th Street, New York, New York 10019, Attention: Jeffery J. Temple, Esq., Telecopier (212-468-7900); if to Indemnitor: New York City REIT, Inc., c/o AR Global, 405 Park Avenue, New York, NY 10022, Attention: Michael Anderson, Esq., with a copy to: Loeb & Loeb LLP, 345 Park Avenue, New York, NY 10054, Attention: Chris Barbaruolo, Esq. A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; or in the case of overnight delivery, upon the first attempted delivery on a Business Day.

20.         Indemnitor’s Receipt of Loan Documents. Indemnitor by its execution hereof acknowledges receipt of true copies of all of the Loan Documents, the terms and conditions of which are hereby incorporated herein by reference.

21.         Interest; Expenses.

(a)       If Indemnitor fails to pay all or any sums due hereunder upon demand (but subject to the notice provisions herein and in the Loan Agreement) by Administrative Agent, the amount of such sums payable by Indemnitor shall bear interest from the date of demand until paid at the Default Rate in effect from time to time.

(b)       Indemnitor hereby agrees to pay all actual and reasonable costs, charges and expenses, including reasonable attorneys’ fees and disbursements, that may be incurred by Administrative Agent, any Lender or any other Indemnified Person in enforcing the covenants, agreements, obligations and liabilities of Indemnitor under this Indemnity.

22.         Joint and Several Obligations. If Indemnitor consists of more than one Person, each such Person shall have joint and several liability for the obligations of Indemnitor hereunder.

23.         Specific Limitation on Indemnity and Indemnity Obligations. Indemnitor, Administrative Agent and the Lenders hereby confirm that it is the intention of Indemnitor, Administrative Agent and the Lenders that this Indemnity not constitute a fraudulent transfer or fraudulent conveyance (a “Fraudulent Conveyance”) under the Bankruptcy Code, the Uniform Fraudulent Conveyance Act or any other debtor relief law or insolvency law (whether statutory, common law, case law or otherwise) or any jurisdiction whatsoever (collectively, the “Bankruptcy Laws”). To give effect to the foregoing intention of Indemnitor, Administrative Agent and the Lenders, each of such parties hereby irrevocably agrees that the obligations hereunder shall be limited to (but shall not be less than) such maximum amount as will, after giving effect to the maximum amount of such obligations and all other liabilities (whether contingent or otherwise) of Indemnitor that are relevant under such Bankruptcy Laws, result in the obligations of Indemnitor hereunder not constituting a Fraudulent Conveyance under the Bankruptcy Laws, as of the date of execution and delivery of this Indemnity.

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24.         Counterparts. This Indemnity may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This Indemnity shall become effective when it shall have been executed by Administrative Agent and when Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Indemnity by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Indemnity.

25.         Exculpation. It is expressly agreed that recourse against Indemnitor for failure to perform and observe its obligations contained in this Indemnity shall be limited as and to the extent provided in Section 11.1 of the Loan Agreement.

[No further text on this page. Signatures follow.]

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IN WITNESS WHEREOF, Indemnitor has executed this Indemnity as of the date first above written.

ARC NYC570SEVENTH, LLC, a Delaware limited liability Company

By:	New York City Operating Partnership,
L.P., a Delaware limited partnership,
its sole member

	By:	New York City REIT, Inc., a Maryland Corporation, its General Partner

		By:	/s/ Michael R. Anderson
Name: Michael R. Anderson
Title: Authorized Signatory

[Signatures continue on following page.]

NEW YORK CITY REIT, INC., a Maryland corporation

By:	/s/ Michael R. Anderson
Name: Michael R. Anderson
Title: Authorized Signatory